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                                                                   EXHIBIT 10.22


THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE SECURITIES OR BLUE SKY LAWS (COLLECTIVELY, THE "ACTS") NOR IS ANY SUCH REGISTRATION OR QUALIFICATION CONTEMPLATED. THIS PROMISSORY NOTE MAY NOT BE SOLD OR OFFERED FOR SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS REGISTERED OR QUALIFIED UNDER THE APPROPRIATE ACTS OR AN OPINION OF COUNSEL IS RECEIVED BY THE MAKER (WHICH OPINION AND COUNSEL SHALL BE REASONABLY SATISFACTORY TO THE MAKER) TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED. THE HOLDER OF THIS PROMISSORY NOTE HAS AGREED TO SUCH RESTRICTIONS.

                                 PROMISSORY NOTE


$31,000,000.00                    Houston, Texas                  August 6, 2002


         1. FOR VALUE RECEIVED, the undersigned, INPUT/OUTPUT, INC., a Delaware corporation ("Maker"), hereby promises to pay to the order of SCF-IV, L.P., a Delaware limited partnership, or its registered assigns ("Payee"), at 600 Travis, Suite 6600, Houston, Texas 77002 (or such other address as Payee shall so notify Maker), on May 7, 2004 (the "Maturity Date"), in lawful money of the United States of America, the principal amount of Thirty-One Million and No/100s Dollars ($31,000,000.00), and to pay interest accruing on the unpaid principal balance hereof from the date of the issuance of this Note until due and payable, in accordance with Section 2 hereof.

         2. From August 6, 2002 through May 7, 2003, the unpaid principal balance of this Note shall bear interest at a rate per annum of eight percent (8%) ("Initial Interest Rate"). From May 8, 2003 until the Maturity Date, the unpaid principal balance of this Note shall bear interest at a rate per annum of thirteen percent (13%). Interest on the outstanding principal balance of this Note shall be due and payable in quarterly installments commencing on November 7, 2002, and on each February 7, May 7, August 7 and November 7 thereafter until the Maturity Date or until all outstanding principal and interest on this Note shall have been paid in full. In the event that the principal amount of this
Note is not paid in full when such amount becomes due and payable, interest per annum at the lesser of (i) the Maximum Rate (as defined below) and (ii) the Initial Interest Rate plus ten percent (10%) shall continue to accrue on the balance of any unpaid principal until such balance is paid.

         3. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day (as defined below), the payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the amount of interest due hereunder. Interest shall be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) occurring in the period for which such interest is payable.

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         4. Maker shall have the right and privilege of prepaying the outstanding principal balance, plus accrued and unpaid interest thereon, in whole or in part, at any time or from time to time without premium or penalty and upon not less than two Business Days' notice to the holder hereof. All amounts prepaid shall be applied first to accrued and unpaid interest and the balance, if any, shall be applied to the payment of the principal amount.

         5. The terms set forth below shall have the meanings assigned to such terms as used in this Note:

                  "Affiliate" shall mean with respect to any person, any other person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such person.

                  "Applicable Law" shall mean the law in effect from time to time and applicable to the transactions between Payee and Maker pursuant to this Note which lawfully permits the charging and collection of the highest permissible lawful non-usurious rate of interest on such transactions, including laws of the State of Texas, and to the extent controlling and providing for a higher lawful rate of interest, laws of the United States of America. It is intended that the Texas Finance Code shall be included in the laws of the State of Texas in determining Applicable Law and, for the purpose of applying the Texas Finance Code, the interest ceiling applicable to transactions under the Texas Finance Code shall be the applicable weekly ceiling from time to time in effect as described in and computed in accordance with Section 303 of the Texas Finance Code (V.T.C.A, Finance Code ss.303). Chapter 346 of the Texas Finance Code (which regulates certain revolving credit loan accounts and revolving tri-party accounts) shall not apply to this Note.

                  "Business Day" shall mean any day on which banks are open for general banking business in the State of Texas, other than on Saturday, Sunday, a legal holiday or any other day on which banks in the State of Texas are required or authorized by law or executive order to close.

                  "Debt" shall mean, as of the date of the consolidated balance sheet contained in the most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q (as the case may be) filed by Maker with the Securities and Exchange Commission, without duplication and in each case as determined on a consolidated basis in accordance with GAAP, the aggregate amount of (i) obligations created or assumed by Maker or a subsidiary for the repayment of borrowed money, (ii) all indebtedness of Maker or a subsidiary under a revolving credit or similar agreement obligating the lender or lenders to extend credit, (iii) all obligations under leases which shall have been, in accordance with GAAP, initially classified by Maker as capital leases on the balance sheet of Maker or a subsidiary, and (iv) all guarantees of Debt of other persons by Maker or a subsidiary or in which Maker or a subsidiary otherwise assures a creditor against loss of the debtor to the extent of the lesser of the amount of such Debt and the


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         maximum stated amount of such guarantee or assurance against loss
         (except that guarantees by Maker of Debt of a subsidiary and guarantees of a subsidiary of Debt of Maker or any other subsidiary shall not be double-counted for purposes of Section 6(a) of this
         Note); provided, however, the term "Debt" shall specifically not include any indebtedness or other obligations related to (i) the sale/leaseback involving the Maker's headquarters in Stafford, Texas entered into by the Maker with NL Ventures III Stafford, L.P. on August 20, 2001 or (ii) the Common Stock Purchase Warrant issued on the date hereof by the Maker to the Payee.

                  "Dividend Payment" shall mean dividends (in cash or Property) on, or other payments or distributions on account of, or the purchase or redemption of, any shares of any class of capital stock of Maker, but excluding dividends payable in respect of shares of common stock of Maker through the issuance of additional shares of common stock of Maker, and any redemption or exchange of any capital stock of Maker for common stock of Maker.

                  "GAAP" shall mean United States generally accepted accounting principles.

                  "Maximum Rate" shall mean the maximum lawful non-usurious rate of interest, if any, which Payee is permitted to charge Maker on the loan evidenced by this Note from time to time under Applicable Law.

                  "Net Worth" shall mean, as of the date of the consolidated balance sheet contained in the most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q filed by Maker with the Securities and Exchange Commission, stockholders' equity of Maker and its subsidiaries, as determined on a consolidated basis in accordance with GAAP.

                  "Person" shall mean any individual, partnership, joint venture, firm, corporation, limited liability company or partnership, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

                  "Property" shall mean any right or interest in or to property or assets of any kind, whether real, personal or mixed and whether tangible or intangible and including capital stock or other ownership interests of any Person.

                  "Total Capitalization" shall mean the sum of Debt plus Net Worth.

                  "Unrestricted Cash" shall mean, as of any date, without duplication, cash, cash equivalents and the amount of any investments in non-Affiliates of Maker maturing within six months of the date of issuance or purchase thereof (or if such investments have no maturity date, which may, at the option of Maker, be redeemed for cash without penalty for full face value within six months), in each case as determined on a consolidated basis in accordance with GAAP and that is


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         not otherwise pledged, reserved, restricted or committed, as security or otherwise, under any contractual or legal obligation and with respect to which such cash, cash equivalents and investments may be used to pay this Note without contravening any contractual or legal obligation.

         6. Maker covenants and agrees that prior to the Maturity Date and until payment in full of the indebtedness evidenced hereunder:

                  (a) Maker shall maintain a ratio of Debt to Total Capitalization that does not exceed 0.35 to 1.00; provided, however, Maker shall be permitted to maintain a ratio of Debt to Total Capitalization of greater than 0.35 to 1.00 so long as the Maker's Unrestricted Cash is greater than or equal to the remaining outstanding principal amount of this Note;

                  (b) Maker shall not declare or make any Dividend Payment, except that (i) Maker shall be permitted to repurchase shares of its common stock on the open market and in privately negotiated purchases, provided that the aggregate amount expended by Maker for repurchases of its common stock during the twelve (12) month period beginning on the date hereof and continuing until the first anniversary of the date hereof (and for each successive 12-month period thereafter) shall not exceed $5,000,000 with respect to any such 12-month period; and (ii) Maker shall be permitted to acquire shares of its common stock in connection with any surrender and delivery of such shares to Maker in payment of the exercise price or to pay withholding obligations by employees, directors and consultants in connection with their exercise of stock options under Maker's equity compensation or benefit plans as in effect from time to time;

                  (c) Within five (5) Business Days following the filing by the Maker of a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K with the Securities and Exchange Commission, the Maker shall deliver to the Payee a certificate of a senior financial officer of Maker to the effect that (i) no Event of Default has occurred and is continuing (or describing any such Event of Default), (ii) no breach of any covenant contained herein has occurred and is continuing (or describing any such breach) and (iii) setting forth in reasonable detail the computations necessary to determine whether Maker is in compliance with clause (a) of this Section 6 as of the date of the consolidated balance sheet contained in such Form 10-Q or Form 10-K;

                  (d) Maker shall, immediately upon becoming aware of the occurrence of any Event of Default, or of any event that, if it continues uncured, will, with the passage of time or notice or both, constitute an Event of Default, provide written notice to Payee describing the same and the steps being taken by Maker with respect thereto; and

                  (e) Upon the occurrence and during the continuance of an Event of Default or any event that, if it continues uncured, will, with the passage of time or notice or both, constitute an Event of Default, Maker shall deliver to Payee, promptly when available and in any event within 30 days after the end of each month of each fiscal year, consolidated balance sheets of Maker and its subsidiaries as of the end of such month,

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         together with consolidated statements of earnings and consolidated statements of cash flow for such month and for the period beginning with the first day of such fiscal year and ending on the last day of such month, certified by an officer of Maker to have been prepared in accordance with GAAP and to present fairly the financial condition and results of operations of Maker and its subsidiaries, on a consolidated basis, at the date and for the periods indicated therein.

         7. If any one of the following events shall occur and be continuing (an "Event of Default"):

                  (a) Maker shall fail to pay timely when due, the principal of, or accrued unpaid interest on, this Note, and such failure to pay continues unremedied for a period of two (2) Business Days following written notice of such failure from Payee to Maker;

                  (b) Maker shall violate any of the covenants set forth in
         Section 6 hereof and such violation continues unremedied for a period of ten (10) Business Days following written notice of such violation from Payee to Maker;

                  (c) The institution by Maker of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to institution of bankruptcy or insolvency proceedings against it or the filing by it of a petition or answer or consent seeking reorganization or release under the federal Bankruptcy Act, or any other applicable federal or state law, or the consent by it to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee or other similar official of Maker, or any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the taking of corporate action by Maker in furtherance of any such action;

                  (d) If, within sixty (60) days after the commencement of an action against Maker (and service of process in connection therewith on Maker) seeking any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar relief under any statute, law or regulation, such action shall not have been resolved in favor of Maker or all orders or proceedings thereunder affecting the operations or the business of Maker stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within sixty (60) days after the appointment without the consent or acquiescence of Maker of any trustee, receiver or liquidator of Maker or of all or any substantial part of the properties of Maker, such appointment shall not have been vacated or an order of relief against the Maker shall be entered in an involuntary case under the federal Bankruptcy Act;

                  (e) Any default shall occur under the terms applicable to any Debt of Maker or any subsidiary in an aggregate principal amount which exceeds $5,000,000 and such default shall (i) consist of the failure to pay such Debt when due (subject to any applicable grace period), whether by acceleration or otherwise, or (ii) accelerate the maturity of such Debt or permit the holder or holders thereof, or any trustee or agent for such holder or holders, to cause such Debt to become due and payable prior to its expressed maturity, and a period of thirty (30) days shall have elapsed following the occurrence of such default; or


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                  (f) Any consolidation or merger of the Maker, or any issuance by the Maker of shares of common stock of Maker, or any consummation of a tender or exchange offer involving the capital stock of Maker, occurs in which more than 50% of the securities of any class or classes of Maker which are ordinarily entitled to elect a majority of the corporate directors become owned by any other single person or entity, either directly or indirectly;

then, (i) with respect to any of the Events of Default specified in the preceding clauses (a) and (b), the Payee, at its option, may declare the unpaid principal portion of this Note to be immediately due and payable, whereupon the said portion of this Note and all accrued, earned and unpaid interest shall become immediately due and payable by Maker without demand, presentment for payment, notice of nonpayment, protest, notice of protest, notice of intent to accelerate maturity, notice of acceleration of maturity or any other notice of any kind to Maker, or any other Person liable hereon or with respect hereto, all of which are hereby expressly waived by Maker and each other person liable hereon or with respect hereto, anything contained herein or in any other documents or instruments to the contrary notwithstanding, and (ii) with respect to any of the Events of Default specified in the preceding clauses (c) and (d), the unpaid principal portion of this Note and all interest on this Note then accrued, earned and unpaid shall become automatically due and payable by Maker without demand, presentment for payment, notice of nonpayment, protest, notice of protest, notice of intent to accelerate maturity, notice of acceleration of maturity or any other notice of any kind to Maker or any other Person liable hereon or with respect hereto, all of which are expressly waived by Maker and each other Person liable hereon or with respect hereto, anything contained herein or in any documents or instruments to the contrary notwithstanding.

         8. If this Note is collected by suit or through the U.S. Bankruptcy Court, or any judicial proceeding, or if this Note is not paid at maturity, however such maturity may be brought about, and it is placed in the hands of an attorney for collection (whether or not legal proceedings are instituted), then Maker agrees to pay, in addition to all other amounts owing hereunder, the collection costs and reasonable attorneys' fees of the holder hereof.

         9. It is the intent of Payee and Maker in the execution and performance of this Note to remain in strict compliance with Applicable Law from time to time in effect. In furtherance thereof, Payee and Maker stipulate and agree that none of the terms and provisions contained in this Note shall ever be construed to create a contract to pay for the use, forbearance or detention of money with interest at a rate or in an amount in excess of the Maximum Rate or amount of interest permitted to be charged under Applicable Law. For purposes of this Note, "interest" shall include the aggregate of all charges which constitute interest under Applicable Law that are contracted for, charged, reserved, received or paid under this Note. Maker shall never be required to pay unearned interest and shall never be required to pay interest at a rate or in an amount in excess of the Maximum Rate or amount of interest that may be lawfully charged under Applicable Law. If this Note is prepaid, or if the maturity of this Note is accelerated for any reason, or if under any other contingency the effective rate or amount of interest which would otherwise be payable under this Note would exceed the Maximum Rate or amount of interest Payee or any other holder of this Note is allowed by Applicable Law to charge, contract for, take,

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reserve or receive, or in the event Payee or any holder of this Note shall charge, contract for, take, reserve or receive monies that are deemed to constitute interest which would, in the absence of this provision, increase the effective rate or amount of interest payable under this Note to a rate or amount in excess of that permitted to be charged, contracted for, taken, reserved or received under Applicable Law then in effect, then the principal amount of this Note or the amount of interest which would otherwise be payable under this Note or both shall be reduced to the amount allowed under Applicable Law as now or hereinafter construed by the courts having jurisdiction, and all such moneys so charged, contracted for, taken, reserved or received that are deemed to constitute interest in excess of the Maximum Rate or amount of interest permitted by Applicable Law shall immediately be returned to or credited to the account of Maker upon such determination. Payee and Maker further stipulate and agree that, without limitation of the foregoing, all calculations of the rate or amount of interest contracted for, charged, taken, reserved or received under this Note which are made for the purpose of determining whether such rate or amount exceeds the Maximum Rate or amount, shall be made to the extent not prohibited by Applicable Law, by amortizing, prorating, allocating and spreading during the period of the full stated term of this Note, all interest at any time contracted for, charged, taken, reserved or received from Maker or otherwise by Payee or any other holder of this Note.

         10. Maker and all sureties, endorsers and guarantors (if any) of this Note waive demand, presentment for payment, notice of nonpayment, protest, notice of protest, notice of intent to accelerate maturity, notice of acceleration of maturity and all other notice, filing of suit and diligence in collecting this Note and agree to the release of any party primarily or secondarily liable hereon and further agree that it will not be necessary for any holder hereof, in order to enforce payment of this Note, to first institute suit or exhaust its remedies against any security herefor, and consent to any one or more extensions or postponements of time of payment of this Note on any terms or any other indulgences with respect hereto, without notice thereof to any of them.

         11. This Note shall be governed by and construed in accordance with the internal laws of the State of Texas (excluding that body of laws relating to conflict of laws) and applicable federal laws of the United States of America.

         12. Subject to the restrictions on transfer described in Section 13 below, the rights and obligations of Maker and Payee shall be binding upon and inure to the benefit of the successors, assigns, heirs administrators and transferees of the parties.

         13. With respect to any offer, sale or other disposition of this Note, Payee will give written notice to Maker prior thereto, describing briefly the manner thereof, together with a written opinion of Payee's counsel, to the effect that such offer, sale or other distribution may be effected without registration or qualification (under any federal or state law then in effect). Promptly upon receiving such written notice and reasonably satisfactory opinion, if so requested, Maker, as promptly as practicable, shall notify Payee that Payee may sell or otherwise dispose of this Note, all in accordance with the terms of the notice delivered to Maker.

         14. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or if mailed by

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registered or certified mail, postage prepaid, at the respective addresses of the parties as set forth herein. Any party hereto may by notice so given change its address for future notice hereunder. Notice shall conclusively be deemed to have been given when personally delivered or when deposited in the mail in the manner set forth above and shall be deemed to have been received when delivered.

         15. No failure on the part of the Payee to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Note preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

         16. Any provision of this Note may only be amended or modified with the Maker's and the Payee's prior written consent

         17. In the event that any one or more of the provisions contained in this Note shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Note.

         18. THIS NOTE EMBODIES THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE PARTIES HERETO REGARDING THE SUBJECT MATTER HEREOF AND SUPERSEDES ALL OTHER AGREEMENTS AND UNDERSTANDINGS BETWEEN SUCH PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF. THIS NOTE REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES HERETO REGARDING THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         19. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO: (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

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         EXECUTED, DELIVERED AND EFFECTIVE as of the day and year first written above.

                                       MAKER:

                                       Input/Output, Inc.


                                       By:       /s/ C. Robert Bunch
                                       Name:     C. Robert Bunch
                                       Title:    Vice President

                                       Address:  12300 Parc Crest Drive
                                                 Stafford, Texas 77477
                                                 Attention: Mr. C. Robert Bunch


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